Exhibit 99.1

Power REIT Acquires Property for Cannabis Processing and Expansion of Existing Property in Highly Accretive Transactions

Old Bethpage, New York, September 18, 2020 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW) (“Power REIT” or the “Trust”) today announced that it has acquired a 3.0 acre property in York County, Maine (the “505 Property”) for $400,000 through a wholly owned subsidiary (“PropCo”).

The Property is adjacent to a property (the “495 Property”) that was acquired by PropCo on May 15, 2020 that is leased to “Sweet Dirt” as the operator. The 495 Property has a 32,800 square-foot greenhouse that is under active construction and is on track for completion by the end of 2020. It also has a 2,800 square foot processing/distribution building with construction recently completed. A virtual tour of the recent status of the greenhouse construction can be accessed here: Sweet Dirt Virtual Tour

In acquiring the 505 Property, PropCo exercised an option it received at the time of the acquisition of the 495 Property. Concurrent with the acquisition, PropCo amended the lease with Sweet Dirt whereby the lease will cover both properties and PropCo will fund the construction of an additional approximately 9,900 square feet of processing space and the renovation of an existing approximately 2,738 square foot building on the 505 Property. The completion of construction on the 505 Property is targeted for the Summer of 2021.

Sweet Dirt’s owners are authorized by the state of Maine for medical cannabis cultivation, processing and distribution at the 495 Property and will secure an additional cannabis processing license for the 495 Property before construction is completed. As part of the acquisition, the existing triple net lease is being amended whereby PropCo will fund approximately $1.56 million of costs to complete the construction. Accordingly, Power REIT’s total investment in the 505 Property is approximately $1.96 million. The lease amendment is structured to provide straight-line annual rent of approximately $373,000 which is an FFO yield of approximately 19% on the incremental invested capital.

The combined properties are expected to be one of the largest cannabis greenhouse cultivation and processing/distribution properties in the state of Maine upon completion of construction at both parcels. In addition, PropCo has the option to finance the construction of additional greenhouse cultivation space on the 505 Property for Sweet Dirt which is targeted for 2021.

David Lesser, Power REIT’s Chairman and CEO, commented, “This transaction further strengthens our relationship with Sweet Dirt as we build out a multifaceted cannabis campus for them. Sweet Dirt has demonstrated that they can become a strong leader in the Maine regulated cannabis market. We are excited to support their tremendous growth efforts in the highly fragmented Maine market which is projected for tremendous growth.”

Hughes Pope, Co-Founder of Sweet Dirt commented, “We are thrilled to have the continued confidence and support of Power REIT as we ramp up production to meet the growing demand from existing and future cannabis patients and consumers. The expansion of our cannabis campus in Eliot, Maine will allow us to deliver year-round, organically grown artisanal cannabis and a wide variety of premium cannabis derived products to the Maine market.”

Jim Henry, CEO of Sweet Dirt, commented, “Power REIT is providing a real estate solution that enables us to move towards our vision of becoming a large-scale producer of the highest quality cannabis and cannabis related products in Maine. The addition of this state-of-the-art processing facility will allow us to capture significant market share for our products. This transaction with Power REIT allows us to accelerate our vertically integrated platform within Maine’s cannabis market which is poised for rapid growth. We are currently experiencing product shortages in Maine and Sweet Dirt looks forward to fulfilling a sizable portion of this demand. Upon completion later this year, we will have a state-of-the-art greenhouse that will feature exceptional performance to grow high-quality cannabis at a competitive cost.”

Mr. Lesser commented, “We are pleased to be part of these and future Sweet Dirt transactions, that should position them as a dominant player in the Maine cannabis market. Upon completion of both parcels, Sweet Dirt will have the largest cannabis greenhouse cultivation facility in Maine and will also one of the few fully vertically integrated cannabis companies with greenhouse cultivation, processing, and retail sales. We also anticipate funding the expansion of Sweet Dirt’s greenhouse cultivation capacity on this newly acquired parcel of land in 2021 on similar economic terms.”

Mr. Lesser continued, “Our existing portfolio of cannabis greenhouse properties are on track with respect to construction and rent payments. With an extensive acquisition pipeline, we feel optimistic that we will be able to deploy the remainder of the capital currently available for investment in the near term. Cannabis operators currently have limited access to capital sources which means that Power REIT should be able to deploy much needed capital at attractive risk adjusted returns.”

Expansion of Sherman Lot 6, Ordway Colorado

In addition to the Sweet Dirt transaction described above, Power REIT has agreed to fund the expansion of its property located in Ordway, Colorado (“Sherman 6”), a five-acre property owned by a subsidiary of Power REIT. Construction is largely complete on the 23,896 square foot greenhouse/processing facility that is currently operational and currently has approximately 1,800 cannabis plants growing onsite. Power REIT has agreed to fund the expansion of the greenhouse head-house by 2,520 square feet to accommodate additional processing space, for $151,301. In conjunction with this transaction, the original 20-year lease has been amended to provide additional straight-line rent of approximately $29,000 per year which translates to an approximately 19% yield.

CORE FFO ASSUMPTIONS

The acquisition and expansion transactions are immediately accretive to CORE FFO by adding approximately $402,000 of straight-line rent that translates to incremental CORE FFO of approximately $0.21 per share per annum on a run rate basis. Omitting future available capital deployments, this transaction along with the other recently announced greenhouse related transactions should increase CORE FFO per share to approximately $1.76 per year on a run rate basis which compares to $0.56 prior to embarking on our updated business plan in July 2019. Assuming Power REIT deploys its existing available capital prior to the end of the year, the year-end “run-rate” for FFO per share should be in excess of $2.00 per share.

As previously disclosed, Power REIT recently completed a $15.5 million debt financing at a rate of 4.62% which fully amortizes over a 35-year term. Approximately $12.1 million have now been earmarked to acquire assets and expand existing greenhouse cultivation properties. In addition to the transactions announced today, the remainder of the capital available for investment is anticipated to be deployed by Power REIT through an extensive acquisition pipeline of targeted CEA facilities in the form of greenhouses.

Mr. Lesser, concluded “Since embarking on our new business plan in July 2019, which pivoted our focus specifically to Controlled Environment Agriculture (“CEA”) properties, Power REIT continues to prove out the benefits of this strategy through dramatic growth in CORE FFO. The combination of our relatively small size and the attractive rates of return that Power REIT is investing in greenhouse properties, translates to the potential for significant additional growth. At this point, Power REIT trades at a lower multiple than typical REITs while having a clear path to growth that far exceed the REIT market in general. We believe this represents a compelling investment opportunity with the potential for attractive risk adjusted returns.”

Statement on Sustainability

Power REIT owns real estate related Controlled Environment Agriculture, Renewable Energy and Transportation.

CEA Properties, such as greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. CEA facilities use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s.

Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 home on a carbon free basis.

Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

About Sweet Dirt

Sweet Dirt is a Maine cannabis company and producer of organically grown cannabis and cannabis-infused products. The owners of Sweet Dirt produce organically grown medical cannabis and cannabis-infused products. The company’s focus on the creation of its proprietary soils and organic growing practices have earned it the MOGFA-certified clean cannabis designation achieved by fewer than 1% of all licensed cannabis growers in Maine. Additional information about Sweet Dirt can be found on its website: www.sweetdirt.com

About Power REIT

Power REIT is a real estate investment trust (REIT) that owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture and Renewable Energy. Additional information about Power REIT can be found on its website: www.pwreit.com

Cautionary Statement about Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONACT:

David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road Old Bethpage, NY 11804
www.pwreit.com